                                                                 Exhibit 10.29

================================================================================


                           SECOND AMENDED AND RESTATED

                           REVOLVING CREDIT AGREEMENT

                                      AMONG

                              FLEET NATIONAL BANK,

                                  SEPRACOR INC.

                                       AND

                             BIOSPHERE MEDICAL, INC.

                ------------------------------------------------


                          Dated as of December 22, 1999


================================================================================

                                TABLE OF CONTENTS

                                                                           Page

SECTION 1      DEFINITIONS...................................................1

      1.1   Definitions......................................................1

      1.2   Accounting Terms................................................10

      1.3   Multiple Borrowers..............................................10

SECTION 2      DESCRIPTION OF CREDIT........................................10

      2.1   The Revolving Loans.............................................10

      2.2   Fees............................................................11

      2.3   Reduction of Revolving Commitment Amount/Biosphere Sublimit.....12

      2.4   The Notes.......................................................12

      2.5   Letters of Credit...............................................12

      2.6   Capital Requirements............................................12

      2.7   Payments and Prepayments of the Revolving Loans.................13

      2.8   Method of Payment...............................................13

      2.9   Overdue Payments................................................13

      2.10  Holidays........................................................14

      2.11  Interest........................................................14

      2.12  Certain LIBOR Provisions........................................14

      2.13  Conditions for Basing Interest on the LIBOR Rate................16

      2.14  Indemnification for Funding and Other Losses....................17

      2.15  Change in Applicable Laws, Regulations, etc.....................17

      2.16  Taxes...........................................................17

SECTION 3      CONDITIONS OF LOANS..........................................18

      3.1   Conditions Precedent to Initial Revolving Loan..................18

      3.2   Conditions Precedent to all Revolving Loans.....................20

SECTION 4      REPRESENTATIONS AND WARRANTIES...............................20

      4.1   Organization and Qualification..................................20

      4.2   Corporate Authority.............................................20

      4.3   Valid Obligations...............................................21

      4.4   Consents or Approvals...........................................21

      4.5   Title to Properties; Absence of Encumbrances....................21

                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page

      4.6   Financial Statements............................................21

      4.7   Changes.........................................................21

      4.8   Defaults........................................................22

      4.9   Taxes...........................................................22

      4.10  Material Agreements.............................................22

      4.11  Material Licenses...............................................22

      4.12  Litigation......................................................22

      4.13  Use of Proceeds.................................................22

      4.14  Existing Indebtedness...........................................22

      4.15  Existing Investments............................................22

      4.16  Subsidiaries....................................................23

      4.17  Investment Company Act..........................................23

      4.18  Compliance with ERISA...........................................23

      4.19  FDA Compliance, Etc.............................................23

      4.20  Environmental Matters...........................................23

SECTION 5      AFFIRMATIVE COVENANTS........................................24

      5.1   Financial Statements and other Reporting Requirements...........25

      5.2   Conduct of Business.............................................26

      5.3   Maintenance and Insurance.......................................27

      5.4   Taxes...........................................................27

      5.5   Inspection by the Bank..........................................27

      5.6   Maintenance of Books and Records................................27

      5.7   Maintenance of Accounts.........................................27

      5.9   Minimum Liquidity Ratio.........................................28

      5.10  Minimum Tangible Capital Base...................................28

      5.11  Minimum Cash or Equivalents/Fixed Charge Coverage Ratio.........28

      5.12  Further Assurances..............................................28

SECTION 6      NEGATIVE COVENANTS...........................................28

      6.1   Indebtedness....................................................28

      6.2   Contingent Liabilities..........................................29

                                TABLE OF CONTENTS
                                   (continued)

                                                                           Page

      6.3   Sale and Leaseback..............................................29

      6.4   Encumbrances....................................................29

      6.5   Lines of Business...............................................30

      6.6   Merger; Consolidation; Sale or Lease of Assets..................30

      6.7   Additional Stock Issuance.......................................30

      6.8   Restricted Payments.............................................30

      6.9   Transactions with Affiliates....................................31

      6.10  Investments.....................................................31

      6.11  ERISA...........................................................31

      6.12  Observance of Subordination Provisions, etc.....................31

      6.13  Restrictive Agreements..........................................32

SECTION 7      DEFAULTS.....................................................32

      7.1   Events of Default...............................................32

      7.2   Remedies........................................................34

SECTION 8      MISCELLANEOUS................................................35

      8.1   Notices.........................................................35

      8.2   Expenses........................................................36

      8.3   Set-Off.........................................................36

      8.4   Term of Agreement...............................................36

      8.5   No Waivers......................................................36

      8.6   Governing Law; Jurisdiction.....................................36

      8.7   Amendments......................................................37

      8.8   Binding Effect of Agreement; Assignments; Participations........37

      8.9   Currency Conversion.............................................38

      8.10  Counterparts....................................................38

      8.11  Partial Invalidity..............................................38

      8.12  Captions........................................................38

      8.13  WAIVER OF JURY TRIAL............................................38

      8.14  Entire Agreement................................................38

                                TABLE OF CONTENTS

                                                                           Page

                             EXHIBITS AND SCHEDULES

      Exhibit A-1       Sepracor Promissory Note
      Exhibit A-2       Biosphere Promissory Note
      Exhibit B         Compliance Certificate
      Exhibit C         Guaranty Agreement

      Schedule 4.10     Material Agreements
      Schedule 4.11     Material Licenses
      Schedule 4.12     Litigation
      Schedule 4.15     Investments
      Schedule 4.16     Subsidiaries
      Schedule 6.1      Indebtedness
      Schedule 6.2      Guaranties
      Schedule 6.4      Encumbrances

                           SECOND AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                          Dated as of December 22, 1999

      THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of December 22, 1999, by and among SEPRACOR INC., a Delaware corporation having its chief executive office at 111 Locke Drive, Marlborough, Massachusetts 01752 (the "Borrower"), BIOSPHERE MEDICAL, INC., a Delaware corporation having its chief executive office at 111 Locke Drive, Marlborough, Massachusetts 01752 ("Biosphere, collectively with the Borrower, the "Credit Parties") and FLEET NATIONAL BANK (the "Bank"), having its office at One Federal Street, Boston, Massachusetts 02110.

      This Agreement amends, restates and supersedes the Amended and Restated Revolving Credit Agreement dated as of December 31, 1996 as amended to date (the "Prior Credit Agreement") by and among the Borrower, Sepracor Securities Corporation and Fleet National Bank, pursuant to which the Bank agreed to establish a Revolving Line of Credit and make Revolving Credit Loans (the "Prior Loans") to the Borrower.

      NOW, THEREFORE, the parties hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

      1.1 Definitions.

      All capitalized terms used in this Agreement or in the Notes or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

      Account and Account Receivable. Include all rights to payment for goods sold or leased or for services rendered, all sums of money or other proceeds due or becoming due thereon, all instruments pertaining thereto, all guaranties and security therefor, and all goods giving rise thereto and the rights pertaining to such goods, including the right of stoppage in transit, and all related insurance.

      Affiliate. As applied to any Person, a spouse or relative of such Person, any member, director or officer of such Person, any corporation, association, firm or other entity of which such Person is a member, director or officer, and any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

      Agreement. This Second Amended and Restated Revolving Credit Agreement, as the same may be supplemented, amended or restated from time to time.

      Alternative Currency. The lawful currency of a foreign country which may be established as an alternate currency by mutual agreement entered into between the Bank and the Credit Parties hereafter as confirmed in writing, so long as any such currency is freely transferable, convertible into Dollars and traded on the inter-bank currency deposits market in which the Bank customarily funds foreign currency loans.

      Alternative Currency Commitment. A commitment, to the extent mutually agreed by the Bank and the Credit Parties, for (i) the exchange, for future delivery, of an Alternative Currency into Dollars or Dollars into an Alternative Currency or (ii) the purchase, for future delivery, of an Alternative Currency with Dollars or Dollars with an Alternative Currency, in accordance with the Bank's prevailing customs and practices.

      Alternative Currency Equivalent. The amount in Alternative Currency of Dollars at the quoted spot rate at which the Bank's principal office in the United States offers to exchange such Alternative Currency for Dollars at 11:00 a.m. (Boston time) two (2) Business Days prior to the date on which such equivalent is determined.

      Authorized Officer. The president, chief financial officer or senior vice president finance and administration of the Borrower.

      Available Aggregate Revolving Commitment. The excess, if any, of (1) the Revolving Commitment Amount minus (2) the LC Exposure.

      Bank. See Preamble.

      Biosphere. See Preamble.

      Biosphere Loan Sublimit A sublimit of the Revolving Commitment Amount equal to $2,000,000, as such amount may be reduced from time to time pursuant to
Section 2.3.

      Biosphere Loans. Revolving Loans made by the Bank to Biosphere.

      Biosphere Note. The Promissory Note dated the date hereof made by Biosphere payable to the order of the Bank in the original principal amount of $2,000,000.

      Borrower. See Preamble.

      Business Day. Any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business.

      Canadian Indebtedness. The indebtedness of the Borrower's wholly-owned Canadian subsidiary, Sepracor Canada Limited, to certain Canadian investors in the maximum principal amount of 4,891,000 Canadian Dollars which is guaranteed by the Borrower.

      Capital Expenditure. Any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement or under any lease or other periodic payment arrangement which is of a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized and shown as liabilities on the balance sheet of such lessee or obligor.

      Capital Lease. Any lease of property (real, personal or mixed) which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

      Cash Equivalent Amount. The sum of the following, without duplication, none of which may be subject to any Encumbrances except for Encumbrances in favor of the Bank or any of its Affiliates: (1) cash held by the Borrower in the United States and at the Bank, plus (2) Qualified Investments of the Borrower held in the United States and Canada, plus (3) Net Outstanding Amount of Accounts of the Borrower.

      Closing Date. December 22, 1999

      Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

      Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Credit Parties, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

      Corporate Affiliate. As applied to any Person, any corporation, association, firm or other entity directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

      Corporate Services Agreement. The Corporate Services Agreement between the Borrower and each of its Subsidiaries, each as originally executed and delivered to the Bank.

      Credit Parties. See Preamble.

      Default. Any event or condition that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

      Dollars or $. The lawful currency of the United States of America.

      Dollar Equivalent. The amount in Dollars of any Alternative Currency at the quoted spot rate at which the Bank's principal office in the United States offers to exchange Dollars for such Alternative Currency at 11:00 a.m. (Boston time) two (2) Business Days prior to the date on which such equivalent is to be determined.

      EBITDA. For any period, operating income for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, Interest Expense, depreciation, amortization, other non-cash income (other than receivables arising in the ordinary course of business) or charges accrued for such period) and (except to the extent received or paid in cash by the Borrower) income or loss attributable to equity in Affiliates for such period, excluding
(i) any extraordinary and unusual gains or losses during such period, and (ii) the proceeds of insurance and asset sales received by the Borrower or any of its Subsidiaries during such period.

      Encumbrances. See Section 6.4.

      Environmental Laws. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted or promulgated), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Borrower or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

      ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

      Event of Default. Any event described in Section 8.1.

      FDA. See Section 4.19.

      Fixed Charge Coverage Ratio. As at any date, the ratio of (a) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of (i) all regularly scheduled payments of principal of any Indebtedness (including the principal component of any payments in respect of Capital Leases) for such period plus, (ii) all Interest Expense for such period, plus (iii) the aggregate amount of all Non-Financed Capital Expenditures made during such period (excluding payment of Capital Leases to the extent included in principal payments or Interest Expense for such period).

      GAAP. Generally accepted accounting principles as defined by the United States Financial Accounting Standards Board, as from time to time in effect.

      Guaranties. As applied to the Credit Parties and their Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Credit Parties and their Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person or entity.

      Guaranty Agreement. The Guaranty Agreement executed and delivered by the Borrower on the date hereof in favor of the Bank guarantying the Biosphere Loans.

      Hazardous Material. Any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Borrower; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

      Indebtedness. As applied to the Credit Parties and their Subsidiaries, (i) any and all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, Capital Leases, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Credit Parties and their Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Credit Parties or any Subsidiary of a Credit Party whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under Capital Leases that is required to be capitalized on the consolidated balance sheet of the Credit Parties and their Subsidiaries, (v) all Guaranties, and (vi) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Credit Parties or any Subsidiary of a Credit Party.

      Interest Expense. For any period, the sum for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest paid or payable during such period by the Borrower and its Subsidiaries in respect of Indebtedness for borrowed money plus (b) all fees, including Letter of Credit fees and expenses, incurred hereunder during such period.

      Investment. As applied to the Borrower and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other Person or entity, any loan, advance or extension of credit to, or contribution to the capital of, any other Person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other Person or entity, and the making of any commitment or acquisition of any option to make an Investment.

      LC Exposure. At any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all payments made by the Bank pursuant to Letters of Credit which have not yet been reimbursed by or on behalf of the Credit Parties.

      Letters of Credit. Letters of credit previously and hereafter issued by the Bank for the account of a Credit Party in accordance with the provisions of
Section 2.5 hereof, or drafts accepted under any agreement for banker's acceptances entered into by a Credit Party with the Bank.

      Loan Account. The account on the books of the Bank in which will be recorded Revolving Loans made by the Bank to the Credit Parties pursuant to this Agreement, payments made on such Revolving Loans and other appropriate debits and credits as provided by this Agreement.

      Loan Documents. See Section 7.2.

      Material Licenses. See Section 4.11.

      Money Markets. See Section 8.10.

      Net Outstanding Amount of Accounts. As of any date, the net amount of Accounts Receivable of the Borrower outstanding on such date after (a) eliminating from the aggregate amount of outstanding Accounts (i) such Accounts past due under the original terms of sale more than sixty (60) days, (ii) any Account owed by any account debtor whose principal place of business or chief executive office is not within the United States or the District of Columbia ("Foreign Account Debtors"), (iii) such Accounts due from Affiliates or Subsidiaries of the Borrower, (iv) such Accounts for services not yet rendered or goods not yet delivered, and (v) such Accounts representing obligations in respect of any joint venture interest owned by the Borrower and in respect of royalties and license fees payable to the Borrower by any such joint venture or any joint venture therein, and (b) deducting from the aggregate face amount of the remaining Accounts Receivable of the Borrower (i) net offsets from accounts owing from account debtors, other than foreign account debtors, which maintain both receivable and payable balances with the Borrower, (ii) the aggregate amount of outstanding claims asserted by account debtors, other than foreign account debtors, against the Borrower and (iii) all payments, adjustments, and credits applicable thereto and all amounts due thereon considered by the Bank to be difficult to collect or uncollectible by reason of return, rejection, repossession, loss or damage of or to the merchandise giving rise thereto, a merchandise or other dispute, insolvency of the account debtor or any other reason, all as determined by the Bank in its sole and reasonable discretion, which determination shall be final and binding upon the Borrower.

      Non-Financed Capital Expenditures. For any period, all Capital Expenditures made by the Borrower and its Subsidiaries during such period that have not been funded, directly or indirectly, with the proceeds of purchase money financing (including, without limitations, Capital Leases) other than the proceeds of Revolving Loans.

      Notes. Collectively, the Sepracor Note and the Biosphere Note.

      Notice of Borrowing. See Section 2.1(b).

      Obligations. Any and all obligations of the Credit Parties to the Bank of every kind and description (i) hereunder and under the Notes and (ii) under Alternative Currency Commitments and under any and all documents pertaining thereto whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

      Original Currency. See Section 8.10.

      PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      Permitted Encumbrances. See Section 6.4.

      Person. A corporation, an association, a partnership, a limited liability company or partnership, a joint venture, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

      Plan. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Credit Parties or any member of the Controlled Group for employees of the Credit Parties or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Credit Parties or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

      Prime Rate. The rate of interest announced from time to time by the Bank at its office in Boston, Massachusetts as its prime rate.

      Prior Credit Agreement. See Preamble.

      Prior Loans. See Preamble.

      Qualified Investments. As applied to the Borrower, Investments in (i) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America; (ii) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (iii) commercial paper issued by companies organized under the laws of the United States or any state thereof and that is rated not less than prime-two or A-2 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, (iv) mutual or closed end funds that invest solely in Investments described in clauses (i) through (iii) of this definition and (v) any repurchase agreement secured by any one or more of the foregoing.

      Restricted Payments. (a) Any dividend or other distribution, direct or indirect, on or on account of any shares of any class of stock of any Credit Party now or hereafter outstanding and (b) any redemption, purchase or other acquisition, direct or indirect, of any shares of any class of stock of Credit Party now or hereafter outstanding or of any warrants or rights to purchase any such stock (including without limitation the repurchase of any such stock or warrant or any refund of the purchase price thereof in connection with the exercise by the holder thereof of any right of rescission or similar remedies with respect thereto) and (c) any payment of principal of, premium, if any, or interest on, or otherwise in respect of any Subordinated Indebtedness.

      Revolving Commitment Amount. Twenty-five Million Dollars ($25,000,000) or any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Section 2.3 or Section 7.2.

      Revolving Credit Period. The period beginning on the date hereof and extending through and including the Revolving Credit Termination Date.

      Revolving Credit Termination Date. December 31, 2001 or such earlier date on which the commitment to make Revolving Loans is terminated or the Revolving Commitment Amount is reduced to zero in accordance with the terms of this Agreement.

      Revolving Loans. Loans made pursuant to Section 2.1(a) that utilize the Revolving Commitment Amount including, without limitation, all Biosphere Loans.

      Second Currency. See Section 8.10.

      Sepracor Note. The Promissory Note dated the date hereof made by the Borrower payable to the order of the Bank in the original principal amount of $25,000,000.

      Subordinated Indebtedness. (a) the existing Indebtedness of the Credit Parties which is designated as "Subordinated Indebtedness" in Schedule 6.1 attached hereto, and (b) any other Indebtedness of the Credit Parties consented to in writing by the Bank which matures in its entirety later than the Notes and by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Notes and to the Credit Parties' other obligations to the Bank hereunder by provisions reasonably satisfactory in form and substance to the Bank and its counsel.

      Subordinated Notes. The Borrower's (i) $165,000,000 6 1/4% Convertible Subordinated Debentures due 2005 issued by the Borrower pursuant to an Indenture dated February 5, 1998 from the Borrower to Chase Manhattan Bank, and (ii) $300,000,000 7.00% Convertible Subordinated Debentures due 2005 issued pursuant to an Indenture dated December 15, 1998 by the Borrower to Chase Manhattan Bank.

      Subsidiary. Any corporation, association, limited liability company, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by any Credit Party or their Subsidiaries; or any other such organization the management of which is directly or indirectly controlled by any Credit Party or a Subsidiary of any Credit Party through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which any Credit Party has, at least, a 50% ownership interest.

      Tangible Capital Base. At any date as of which the amount thereof shall be determined, the stockholders' equity of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP plus the outstanding principal amount of any Subordinated Indebtedness minus the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, (d) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the financial statements referred to in Section 4.6 and (e) any and all items included as assets on the consolidated balance sheet of the Borrower and its Subsidiaries if and to the extent such items consist of the equity in Subsidiaries or other joint ventures holdings or similar Investments.

      Technology Transfer Agreements. The Technology Transfer and License Agreements dated as of January 1, 1994 between the Borrower and each of its Subsidiaries each as originally executed and delivered to the Bank.

      Total Liabilities. Any and all liabilities of the Credit Parties and their Subsidiaries on a consolidated basis determined in accordance with GAAP.

      U.S. Subsidiary. With respect to any Person, each of such Person's Subsidiaries organized, and having a principal place of business located in the United States.

      Versicor. Versicor Inc., a Delaware corporation, a Subsidiary of the Borrower and an Affiliate of Biosphere.

      1.2 Accounting Terms. All terms of an accounting character shall have the meanings assigned thereto by GAAP applied on a basis consistent with the financial statements referred to in Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

      1.3 Multiple Borrowers. All Obligations are several (and not joint) between the Borrower and Biosphere except that the Borrower is guarantying the Biosphere Loans. All representations and covenants shall apply and be applied to the Borrower (and not Biosphere). The Credit Parties hereby designate the Borrower to act on behalf of the Credit Parties for all purposes under this Agreement, including, without limitation, reduction of the Revolving Commitment Amount and the Biosphere Sublimit. Notice when given to the Borrower shall be sufficient notice to the Credit Parties. Any document delivered to the Borrower shall be considered delivered to each of the Borrower and Biosphere. Any Event of Default by the Borrower shall be an Event of Default by the Credit Parties.

                                    SECTION 2

                              DESCRIPTION OF CREDIT

      2.1 The Revolving Loans.

            (a) Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Credit Parties made herein, the Bank agrees to make Revolving Loans to the Borrower and Biosphere Loans to Biosphere, in each case in Dollars, pursuant to Notices of Borrowing as delivered by the Credit Parties to the Bank from time to time, from and after the Closing Date and during the Revolving Credit Period; provided, that (1) the aggregate principal amount of Revolving Loans outstanding at any time shall not exceed the Available Aggregate Revolving Commitment at such time,
(2) the sum of the aggregate principal amount of Biosphere Loans outstanding at such time plus Biosphere LC Exposure shall not exceed the Biosphere Sublimit at such time and (3) at the time a Credit Party requests a Revolving Loan or a Letter of Credit and after giving effect to the making thereof there has not occurred and is not continuing any Default or Event of Default. The Credit Parties agree that it shall be an Event of Default if at any time the debit balance of the Loan Account shall exceed the Available Aggregate Revolving Commitment or the aggregate principal amount of Biosphere Loans plus Biosphere LC Exposure exceeds the Biosphere Sublimit unless, in each case, the Credit Parties shall, upon demand by the Bank, pay, within two (2) Business Days, cash to the Bank to be credited to the Loan Account in such amount as shall be necessary to eliminate any such the excess.

            (b) Prior to 12:00 noon (Boston time) on the Revolving Loan request date, (1) with respect to all Revolving Loans (except for Biosphere Loans), an Authorized Officer and (2) with respect to Biosphere Loans, the Chief Financial Officer of Biosphere and the Senior Vice President, Finance and Administration of the Borrower, shall, subject to the notice requirements for LIBOR Loans as set forth in Section 2.3(a), notify the Bank in writing or by telephone confirmed by (i) telex, (ii) telecopy or (iii) other facsimile transmission, on the same day as the telephonic request (the "Notice of Borrowing"), of the proposed date of borrowing and the principal amount requested. No Notice of Borrowing shall be revocable by any Credit Party. No Notice of Borrowing for a Biosphere Loan shall be effective unless the Bank shall have received, on or prior to the date of such Notice of Borrowing, a certificate of the secretary of Biosphere with respect to resolutions of the Board of Directors authorizing such Biosphere Loan or granting authority to certain officers of Biosphere to request Biosphere Loans pursuant to the terms hereof.

            (c) The Bank shall enter the Revolving Loans as debits in the Loan Account. The Bank shall also record in the Loan Account all payments made by the Credit Parties on account of the Revolving Loans, and may also record therein, in accordance with customary accounting practices, other debits and credits, and all interest, fees, charges and expenses chargeable to the Credit Parties under this Agreement. The debit balance of the Loan Account shall reflect the amount of the Credit Parties' Obligations to the Bank from time to time by reason of the Revolving Loans (including Biosphere Loans) and other appropriate charges hereunder. Periodically, the Bank shall render a statement of account showing as of its date the debit balance of the Loan Account which, unless within thirty
(30) days of such date notice to the
contrary is received by the Bank from the Credit Parties, absent manifest error, shall be considered correct and accepted by each of the Credit Parties and conclusively binding upon both Credit Parties.

            (d) Subject to the terms and conditions of this Agreement, the Bank shall make each Revolving Loan on the effective date specified therefor by crediting the amount of such Revolving Loan to the applicable Credit Party's demand deposit account with the Bank.

      2.2 Fees. The Borrower shall pay to the Bank during the Revolving Credit Period a commitment fee computed at the rate of one quarter of one percent (0.25%) per annum on the average daily amount of the unborrowed portion of the Revolving Commitment Amount during each quarter or portion thereof; provided, that LC Exposure shall be deemed borrowed. Commitment fees shall be payable quarterly in arrears, on the first day of January, April, July and October of each year beginning on April 1, 2000, and on the last day of the Revolving Credit Period.

      2.3 Reduction of Revolving Commitment Amount/Biosphere Sublimit. The Borrower may from time to time by written notice delivered to the Bank by the Borrower at least five Business Days prior to the date of the requested reduction or termination, reduce by integral multiples of Five Hundred Thousand Dollars ($500,000) any unborrowed portion of the Revolving Commitment Amount by integral multiples of One Hundred Thousand Dollars ($100,000) any unborrowed portion of the Biosphere Sublimit or, subject to the prior payment in full of any Biosphere Loans, together with all interest and fees accrued thereon, terminate the Biosphere Sublimit; provided that if the Borrower shall cease to own directly at least 51% of the outstanding capital stock of Biosphere, then the Biosphere Sublimit shall be terminated automatically, and all Biosphere Loans, together with all interest and fees accrued thereon, shall be immediately due and payable in full. No reduction of the Revolving Commitment Amount or the Biosphere Sublimit shall be subject to reinstatement.

      2.4 The Notes.

            (a) The Revolving Loans (except the Biosphere Loans) shall be evidenced by the Sepracor Note substantially in the form of Exhibit A-1 hereto and the Biosphere Loans shall be evidenced by the Biosphere Note, substantially in the form of Exhibit A-2 hereto, each of which is payable to the order of the Bank and with a final maturity on the Revolving Credit Termination Date. The Notes shall be dated on or before the date of the first Revolving Loan and shall have the blanks therein appropriately completed.

            (b) The Bank shall, and is hereby irrevocably authorized (but not required) by the Credit Parties to, enter on the schedule forming a part of each Note or otherwise in its records appropriate notations evidencing the date and the amount of each Revolving Loan, the interest rate applicable thereto and the date and amount of each payment of principal made by the applicable Credit Party with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. The Bank is hereby irrevocably authorized by the Credit Parties to attach to and make a part of each Note a continuation of any such schedule as and when required. No failure on the part of the Bank to make any notation as provided in this subsection (b) shall in any way affect any Revolving Loan or Biosphere Loan or the rights or obligations of the Bank or any Credit Party with respect thereto.

      2.5 Letters of Credit. Upon the request of a Credit Party (and if Biosphere, subject to the requirements of Section 2.1(b)(2)), the Bank shall issue such Letters of Credit as such Credit Party may request, provided that such Letters of Credit shall not be issued unless and until such Credit Party has completed and executed such application as the Bank may require from time to time and such other agreements evidencing Letters of Credit as the Bank shall request from time to time (consistent with the Bank's usual practice), and provided further that, each Letter of Credit shall be subject to customary fees relating to issuance, negotiation, settlement, amendment and other similar fees and charges as agreed by the Bank and such Credit Party. All Letters of Credit shall expire no later than five (5) Business Days prior to the Revolving Credit Termination Date. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitment Amount and the Biosphere Sublimit, as applicable.

      2.6 Capital Requirements. If after the date hereof, the Bank shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein (including, without limitation, any change according to a prescribed schedule of increasing requirements, whether or not known on the date hereof), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy (whether or not having the force of law) has the effect of reducing the return on the Bank's capital to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, implementation, change or compliance and assuming that the Bank's capital was fully utilized prior to such adoption, implementation, change or compliance) but for such adoption, implementation, change or compliance as a consequence of its Commitment to make Revolving Loans hereunder by any amount deemed by the Bank to be material, the Credit Parties shall pay to the Bank as an additional fee from time to time on demand such amount as the Bank shall have determined to be necessary to compensate it for such reduction. The determination by the Bank of such amount, if done on the basis of any reasonable averaging and attribution methods, shall in the absence of manifest error be conclusive, and at the Borrower's request, the Bank shall demonstrate the basis of such determination.

      2.7 Payments and Prepayments of the Revolving Loans. On at least two (2) Banking Days prior written notice to the Bank with respect to Revolving Loans subject to an exercised LIBOR Option and on at least one (1) Banking Day prior written notice to the Bank with respect to all other Revolving Loans, the Credit Parties may, at their option, prepay the Notes in whole at any time or in part from time to time without penalty or premium; provided, that any prepayment of any LIBOR Portion shall be made together with the applicable LIBOR Premium. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment. No prepayment of the Revolving Loans shall affect the Revolving Commitment Amount or the Biosphere Sublimit or impair any Credit Party's right to borrow as set forth in Section 2.1. On the Revolving Credit Termination Date, the Borrower shall repay all outstanding Revolving Loans and the Sepracor Note, and Biosphere shall repay all outstanding

Biosphere Loans and the Biosphere Note together with all unpaid interest thereon and all fees and other amounts due hereunder with respect to the Revolving Loans.

      2.8 Method of Payment. All payments and prepayments of principal and all payments of interest shall be made by the Credit Parties to the Bank at One Federal Street, Boston, Massachusetts 02110 in immediately available funds, on or before 11:00 a.m. on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Bank may, and each Credit Party hereby authorizes the Bank to, debit the amount of any payment not made by such time to the demand deposit account of such Credit Party with the Bank.

      2.9 Overdue Payments.

            (a) Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal amount of the Notes and (to the extent permitted by law) on accrued but unpaid interest shall thereafter be payable on demand at a rate per annum equal to two percent (2%) above the interest rate otherwise in effect with respect to such Revolving Loans. Upon the cure of an Event of Default and the payment of interest at the default rate through the date of such cure, the interest rate shall revert to that provided for in Section 2.10.

            (b) If a payment of principal or interest hereunder is not made in full within 10 days of date when due, the applicable Credit Party will pay to the Bank a late fee equal to three percent (3%) of the amount of such payment. Nothing in the preceding sentence shall affect the Bank's right to exercise any of its rights or remedies, including those provided in Section 7.2, if an Event of Default has occurred.

      2.10 Holidays. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment.

      2.11 Interest. Each Note shall bear interest on the unpaid principal amount thereof until paid in full at the rate or rates per annum determined (on the basis of the actual number of days elapsed over a 360-day year) and payable as follows:

            (a) The rate of interest for any portion of the outstanding principal amount of the Revolving Loans which is not then subject to an exercised LIBOR Option under Section 2.12 of this Agreement shall be computed at the Prime Rate.

            (b) The rate for any LIBOR Portion of the Revolving Loans shall be computed at a rate equal to three-quarters percent (0.75%) above the applicable LIBOR Rate.

            (c) Interest on each Note shall be payable monthly in arrears on the first Business Day of each month, commencing on January 1, 2000 and, in addition, interest on any LIBOR Portion of the Revolving Loans in respect of any LIBOR Period shall also be payable on the last day of such LIBOR Period and on the last day of the third month for each LIBOR Portion with a 180-day LIBOR Period and at maturity (whether by acceleration or otherwise). The rate of interest payable on any portion of the outstanding principal balance of any Revolving

Loan which is not then subject to a LIBOR Option shall take effect simultaneously with the corresponding change in the Prime Rate.

      2.12 Certain LIBOR Provisions.

            (a) LIBOR Option. Subject to the provisions of this Section 2, each Credit Party shall have the right to have the interest on all or any portion of the principal amount of any Revolving Loan based on a LIBOR Rate.

            (b) Certain Definitions. As used herein, the following terms have the following respective meanings:

      Banking Day. (i) When used with respect to the LIBOR Option, a day on which transactions may be effected in deposits of U.S. dollars in the London interbank foreign currency deposits market and on which banks may conduct business in London, England and Boston, Massachusetts and (ii) when used with respect to the other provisions of this Agreement, any day excluding Saturday and Sunday and excluding any other day which shall be in Boston, Massachusetts, a legal holiday or a day on which banking institutions are authorized by law to close.

      Board. The Board of Governors of the Federal Reserve System of the United States.

      Legal Requirement. Any requirement imposed upon the Bank by any law of the United States of America or the United Kingdom or by any regulation, order, interpretation, ruling or official directive (whether or not having the force of law) of the Board, the Bank of England or any other board, central bank or governmental or administrative agency, institution or authority of the United States of America, the United Kingdom or any political subdivision of either thereof.

      LIBOR Option. The option granted pursuant to this Section 2 to have the interest on all or a portion of the principal amount of the Revolving Loans based on a LIBOR Rate.

      LIBOR Period. Any period, as provided below in this Section 2.12, of 30, 60, 90 or 180 days, commencing on any Banking Day; provided, however, that no LIBOR Period with respect to any LIBOR Portion of any Revolving Loan shall extend beyond the maturity date of the Notes. If any LIBOR Period so selected would otherwise end on a date which is not a Banking Day, such LIBOR Period shall instead end on the next preceding or succeeding Banking Day as determined by the Bank in accordance with the then current banking practice in London. Each determination by the Bank of any LIBOR Period shall, in the absence of manifest error, be conclusive, and at any Credit Party's request the Bank shall demonstrate the basis for such determination.

      LIBOR Portion. That portion of the Revolving Loans specified in a LIBOR Request, (i) which is not less than Five Hundred Thousand Dollars ($500,000),
(ii) which is an integral multiple of Ten Thousand Dollars ($10,000), (iii) which does not exceed the outstanding balance of the Revolving Loan not already subject to an exercised LIBOR Option, (iv) which, as of the date of the LIBOR Request specifying such LIBOR Portion, has met the conditions for basing interest on the LIBOR Rate in Section 2.13 of this Agreement and (v) the LIBOR Period of which has commenced and not terminated.

      LIBOR Premium. With respect to the prepayment of any LIBOR Portion of any Revolving Loan, whether voluntary or as a result of acceleration, an amount equal to the product of (i) the excess, if any, of the rate of interest on the principal amount so prepaid over the rate of interest on debt securities issued by the Treasury of the United States of America on a date approximating the date of payment of such principal amount and having a maturity date approximating the last Banking Day of the applicable LIBOR Period, multiplied by (ii) the principal amount so prepaid, multiplied by (iii) a fraction, the numerator of which is the number of days remaining in the related LIBOR Period and the denominator of which is 360.

      LIBOR Rate. With respect to any LIBOR Portion for the related LIBOR Period, an interest rate per annum (rounded upwards, if necessary, to the next higher 1/8 of 1%) equal to the product of (a) the Base LIBOR Rate (as hereinafter defined) and (b) Statutory Reserves. For purposes of this definition, the term "Base LIBOR Rate" shall mean the rate (rounded to the nearest 1/8 of 1% or, if there is no nearest 1/8 of 1%, the next higher 1/8 of 1%) at which deposits of U.S. dollars approximately equal in principal amount to the LIBOR Portion and for a maturity equal to the applicable LIBOR Period are offered to the Bank in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, two (2) Banking Days prior to the commencement of such LIBOR Period, for delivery on the first day of such LIBOR Period. Each determination by the Bank of any LIBOR Rate shall, in the absence of manifest error, be conclusive, and at any Credit Party's request, the Bank shall demonstrate the basis for such determination.

      LIBOR Request. Notice in writing (or by telephonic communications confirmed by telex, telecopy or other facsimile transmission on the same day as the telephone request) from Biosphere with respect to Biosphere Loans or from the Borrower with respect to all other Revolving Loans, to the Bank requesting that interest on a LIBOR Portion be based on the LIBOR Rate, specifying: (i) the first day of the LIBOR Period, (ii) the length of the LIBOR Period consistent with the definition of that term and (iii) a dollar amount of the LIBOR Portion consistent with the definition of that term.

      Statutory Reserves. A fraction, the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board and any other banking authority to which the Bank is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. LIBOR Portions of the Revolving Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      Tax. In relation to any LIBOR Portion and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or other charges of whatever nature required by any Legal

Requirement (i) to be paid by the Bank and/or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by any Credit Party to the Bank, provided that the term "Tax" shall not include any taxes imposed upon the net income of the Bank by the United States of America or any political subdivision thereof (including state and local governmental authorities).

      2.13 Conditions for Basing Interest on the LIBOR Rate. Upon the condition that:

            (a) The Bank shall have received a LIBOR Request from the Borrower or Biosphere, as applicable, prior to noon at least two (2) Banking Days prior to the first day of the LIBOR Period requested;

            (b) There shall have occurred no change in applicable law which would make it unlawful for the Bank to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market;

            (c) As of the date of the LIBOR Request and the first day of the LIBOR Period, there shall exist no Event of Default, nor any Default, which has not been waived by the Bank;

            (d) The Bank shall not have determined in good faith that it is unable to determine the LIBOR Rate in respect of the requested LIBOR Period or that it is unable to obtain deposits of U.S. dollars in the London interbank foreign currency deposits market in the applicable amounts and for the requested LIBOR Period; and

            (e) As of the first date of the LIBOR Period specified in such LIBOR Request, and after having given effect thereto, there shall be no more than an aggregate of four (4) LIBOR Portions outstanding;

then interest on the LIBOR Portion requested during the LIBOR Period requested will be at the applicable LIBOR Rate.

      2.14 Indemnification for Funding and Other Losses. Each LIBOR Request shall be irrevocable and binding on the applicable Credit Party. Without limiting the generality of Section 2.15, the Credit Parties shall indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure on the part of any Credit Party to fulfill, on or before the date specified in any LIBOR Request, the applicable conditions set forth in this Agreement, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain the requested LIBOR Portion when interest on such LIBOR Portion, as a result of such failure on the part of the Credit Parties, is not based on the applicable LIBOR for the requested LIBOR Period. The Bank shall determine the amount of such loss or expense incurred by it, and absent manifest error such determination shall be conclusive, and at any Credit Party's request the Bank shall demonstrate the basis for such determination.

      2.15 Change in Applicable Laws, Regulations, etc. If any Legal Requirement shall make it unlawful for the Bank to fund through the purchase of U.S. dollar deposits any LIBOR Portion, or otherwise to give effect to its obligations as contemplated hereby, or shall impose on the Bank any costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank, which includes deposits by reference to which the LIBOR Rate is determined as provided herein or a category of extensions of credit or other assets of the Bank which includes any LIBOR Portion, or shall impose on the Bank any restrictions on the amount of such a category of liabilities or assets which the Bank may hold, (a) the Bank may by notice thereof to the Credit Parties terminate the LIBOR Option,
(b) any LIBOR Portion subject thereto shall immediately bear interest thereafter at the rate provided for in Section 2.10.(a), and (c) the Credit Parties shall indemnify the Bank against any loss, penalty or expense incurred by the Bank by reason of the liquidation or redeployment of deposits or other funds acquired by the Bank to fund or maintain such LIBOR Portion, as provided in Section 2.14.

      2.16 Taxes. It is the understanding of the Credit Parties and the Bank that the Bank shall receive payments of amounts of principal of and interest on the Revolving Loans with respect to the LIBOR Portions from time to time subject to a LIBOR Option free and clear of, and without deduction for, any Taxes. If
(a) the Bank shall be subject to any such Tax in respect of any such LIBOR Portion or part thereof or (b) the Credit Parties shall be required to withhold or deduct any such Tax from any such amount, and (c) such Tax shall not have existed as of the date of the applicable LIBOR Request, the LIBOR applicable to such LIBOR Portion shall be adjusted by the Bank to reflect all additional costs incurred by the Bank in connection with the payment by the Bank or the withholding by the Credit Parties of such Tax and the Credit Parties shall provide the Bank with a statement detailing the amount of any such Tax actually paid by the Credit Parties. Determination by the Bank of the amount of such costs shall, in the absence of manifest error, be conclusive, and at any Credit Party's request, the Bank shall demonstrate the basis of such determination. If after any such adjustment, any part of any Tax paid by any Bank is subsequently recovered by the Bank, the Bank shall reimburse the Credit Parties to the extent of the amount so recovered. A certificate of an officer of the Bank setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive.

                                    SECTION 3

                               CONDITIONS OF LOANS

      3.1 Conditions Precedent to Initial Revolving Loan. The obligation of the Bank to make its initial Revolving Loans, to issue Letters of Credit is subject to the condition precedent that the Bank shall have received, in form and substance satisfactory to the Bank and its counsel, the following:

            (a) this Agreement, duly executed by the Credit Parties;

            (b) the Sepracor Note, duly executed by the Borrower;

            (c) the Biosphere Note, duly executed by Biosphere;

            (d) the Guaranty Agreement duly executed by the Borrower;

            (e) a certificate of the Secretary or an Assistant Secretary of the Borrower with respect to resolutions of its Board of Directors authorizing the execution and delivery of this Agreement, the Notes, and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

            (f) a certificate signed by an Authorized Officer, certifying that the conditions of Section 3.2.(b) have been fulfilled;

            (g) the certificate of incorporation of the Borrower and all amendments and supplements thereto, filed in the office of the Secretary of State of the State of Delaware, each certified by said Secretary of State as being a true and correct copy thereof;

            (h) the bylaws of the Borrower and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary as being a true and correct copy thereof;

            (i) a certificate of the Secretary of State of the State of Delaware, as to legal existence and good corporate standing of the Borrower in such state and listing all documents on file in the office of said Secretary of State;

            (j) a certificate of the Secretary or an Assistant Secretary of Biosphere with respect to resolutions of the Board of Directors authorizing the execution and delivery of this Agreement, the Biosphere Note, and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

            (k) a certificate signed by a principal officer of Biosphere, certifying that the conditions of Section 3.2.(b) have been fulfilled;

            (l) the certificate of incorporation of Biosphere and all amendments and supplements thereto, filed in the office of the Secretary of State of the State of Delaware, each certified by said Secretary of State as being a true and correct copy thereof;

            (m) the bylaws of Biosphere and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary as being a true and correct copy thereof;

            (n) a certificate of the Secretary of State of the State of Delaware, as to legal existence and good corporate standing of Biosphere in such state and listing all documents on file in the office of said Secretary of State;

            (o) Lien searches against each Credit Party in all appropriate state filing offices and in the United States Patent and Trademark Office and the United States Copyright Office;

            (p) if necessary, UCC-3 Termination Statements and other appropriate lien discharge documentation terminating all liens except those consisting of Permitted Encumbrances.

            (q) a certificate signed by an Authorized Officer, certifying that there has been no material adverse change in the condition (financial or otherwise), operations, properties, assets, liabilities or earnings of the Credit Parties since the date of its most recent financial statement;

            (r) an opinion addressed to it from Hale and Dorr LLP, counsel to the Credit Parties, in form and substance satisfactory to the Bank and its counsel; and

            (s) such other documents, and completion of such other matters, as counsel for the Bank may deem reasonably necessary or appropriate.

      Notwithstanding the foregoing, the obligations of the Bank to make Revolving Loans or Biosphere Loans or issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived) at or prior to 12:00 p.m. on January 7, 2000 (and in the event such conditions are not so satisfied or waived, the Revolving Commitment Amount (and the Biosphere Sublimit) shall terminate).

      3.2 Conditions Precedent to all Revolving Loans. The obligation of the Bank to make each Revolving Loan, including the initial Revolving Loan, or continue or convert the Revolving Loans to loans of another type, is further subject to the following conditions:

            (a) timely receipt by the Bank of a Notice of Borrowing as provided in Section 2.1;

            (b) the representations and warranties contained in Section 4 shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing and on the effective date of the making, continuation or conversion of each Revolving Loan as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default or Event of Default shall have occurred and be continuing, or would result from such Revolving Loan;

            (c) the resolutions referred to in Sections 3.1.(d) and 3.1(i) shall remain in full force and effect; and

            (d) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Bank, would make it illegal or against the policy of any governmental agency or authority for the Bank to make Revolving Loans hereunder.

      The making of each Revolving Loan shall be deemed to be a representation and warranty by the Credit Parties on the date of the making, continuation or conversion of such Revolving Loan as to the accuracy of the facts referred to in subsection (b) of this Section 3.2.

                                    SECTION 4

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Bank to enter into this Agreement and to make the Revolving Loans hereunder, issue Letters of Credit, the Borrower represents and warrants to the Bank that:

      4.1 Organization and Qualification. Each of the Credit Parties and their Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, operations, properties or business.

      4.2 Corporate Authority. The execution, delivery and performance of this Agreement, the Notes, and the transactions contemplated hereby are within the corporate power and authority of the Credit Parties, as applicable, and the execution, delivery and performance of the Notes are within the corporate power and authority of the Credit Parties, as applicable, and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Credit Parties, (b) contravene any provision of the charter documents or by-laws of the Credit Parties or any law, rule or regulation applicable to any Credit Party, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on any Credit Party, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of any Credit Party.

      4.3 Valid Obligations. This Agreement, the Notes, and all of their respective terms and provisions are the legal, valid and binding obligations of the Credit Parties, as applicable, each enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      4.4 Consents or Approvals. The execution, delivery and performance of this Agreement, the Notes, and the transactions contemplated herein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party.

      4.5 Title to Properties; Absence of Encumbrances. Each of the Credit Parties and their Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now purported to be owned by it, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances hereto, and, except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

      4.6 Financial Statements. The Borrower has furnished the Bank the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of December 31, 1998, and the related consolidated and consolidating statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by

PriceWaterhouseCoopers. The Borrower has also furnished the foregoing unaudited financial statements to the Bank for the nine-month period ending September 30, 1999 and financial projections for the 1999 fiscal year prepared by the Borrower. All such financial statements, except for such projections, were prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial position of the Borrower and its Subsidiaries as of such date and the results of the operations of the Borrower and its Subsidiaries for such period. The projections were prepared in good faith and based on assumptions which were reasonable when made. There are no liabilities, contingent or otherwise, not disclosed in such financial statements that involve a material amount.

      4.7 Changes. Since the date of the financial statements for the three-month period ending September 30, 1999 referred to in Section 4.6, there have been no changes in the assets, liabilities, financial condition, business or prospects of the Borrower or any of its Subsidiaries other than changes in the ordinary course of business, the effect of which has not, in the aggregate, been materially adverse.

      4.8 Defaults. As of the date hereof, no Default or Event of Default exists.

      4.9 Taxes. The Borrower and each Subsidiary has filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower and each Subsidiary have been fully paid. The Borrower and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

      4.10 Material Agreements. As of the Closing Date, Schedule 4.10 hereto accurately and completely lists all material leases, management, stockholder, partnership, joint venture, stock redemption or retirement, employment (including severance), non-competition and related agreements, if any, which are presently in effect in connection with the conduct of business of the Borrower and its Subsidiaries.

      4.11 Material Licenses. As of the Closing Date, Schedule 4.11 hereto accurately and completely lists all material licenses and related agreements, if any, which are presently in effect in connection with the conduct of business of the Borrower and its Subsidiaries (the "Material Licenses"), and all such Material Licenses are in full force and effect.

      4.12 Litigation. Except as set forth in Schedule 4.12 hereto, there is no litigation, arbitration, proceeding or investigation pending, or, to the knowledge of any Credit Party's or any Credit Party's Subsidiary's officers, threatened, against any Credit Party or any such Subsidiary that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of the Credit Parties or their Subsidiaries, or could otherwise have a material adverse effect on the assets, business or prospects of the Credit Parties or any Subsidiary.

      4.13 Use of Proceeds.

            (a) The Credit Parties will not, directly or indirectly, use any part of the proceeds of any of the Revolving Loans (i) for the purpose of making any Restricted Payment which is prohibited by Section 6.8 hereof, (ii) for the purpose of purchasing or carrying any margin stock within the meaning of Regulations U and X (12 C.F.R. Part 221 and 224) of the Board, or (iii) for any other purpose which would violate any provision of any other applicable statute, regulation, order or restriction.

            (b) The proceeds of the Revolving Loans shall be used exclusively for the working capital purposes of the Credit Parties and for acquisitions permitted hereunder.

      4.14 Existing Indebtedness. Schedule 6.1 hereto accurately and completely lists all existing Indebtedness of the Credit Parties and their Subsidiaries as of the date hereof.

      4.15 Existing Investments. Schedule 4.15 hereto accurately and completely lists the record owner, location and any relevant account numbers of all depository and operating accounts and marketable securities owned by the Credit Parties and their Subsidiaries as of the date hereof.

      4.16 Subsidiaries. As of the date hereof, all the Subsidiaries of the Credit Parties are listed in Schedule 4.16 hereto. The Borrower or a Subsidiary of the Borrower is the owner, free and clear of all liens and encumbrances, except as expressly provided in such schedule, of all of the issued and outstanding stock of each Subsidiary. All shares of such stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding.

      4.17 Investment Company Act. Neither Credit Party nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

      4.18 Compliance with ERISA. The Credit Parties and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

      4.19 FDA Compliance, Etc. Without limiting the scope of Section 4.2, the Credit Parties and their Subsidiaries are in compliance in all material respects with all applicable foreign and federal and state laws and regulations, including all material rules, regulations and administrative orders of the United States Food and Drug Administration (the "FDA") and of foreign authorities with jurisdiction over the Credit Parties and their Subsidiaries. The Credit Parties and their Subsidiaries are in compliance in all material respects with all of the applicable provisions of the Food, Drug and Cosmetic Act, as amended.

      4.20 Environmental Matters.

            (a) The Credit Parties and their Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business, financial condition or operations of the Credit Parties and their Subsidiaries. The Credit Parties and their Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the business, financial condition or operations of the Credit Parties and their Subsidiaries.

            (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Credit Parties or any of its Subsidiaries, which could materially adversely affect the properties, business, prospects, operating results or condition (financial or otherwise) of the Credit Parties, to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

            (c) To the best of each Credit Party's knowledge no oral or written notification of a release of a Hazardous Material, which could materially adversely affect the properties, business, prospects, operating results or condition (financial or otherwise) of any Credit Party, has been filed by or on behalf of any Credit Party or any Subsidiary of a Credit Party and no property now or previously owned, leased or used by any Credit Party or any Subsidiary of a Credit Party is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

            (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by any Credit Party or any Subsidiary of a Credit Party and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which any Credit Party or any Subsidiary of a Credit Party would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

            (e) Neither any Credit Party nor any Subsidiary of a Credit Party nor, to the best knowledge of any Credit Party, any previous owner, tenant, occupant or user of any property owned, leased or used by any Credit Party or any Subsidiary of a Credit Party (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws, except, in the case of both clause (i) and clause (ii) above, where so doing would not have a material adverse affect on the business, prospects, operating results or condition (financial or otherwise) of any Credit Party; nor to the best knowledge of any Credit Party have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of any Credit Party, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws.

SECTION 5

                              AFFIRMATIVE COVENANTS

      So long as the Bank has any commitment to lend hereunder, issue Letters of Credit or any Revolving Loan or other Obligation hereunder remains outstanding, the Borrower covenants as follows:

      5.1 Financial Statements and other Reporting Requirements. The Credit Parties shall furnish to the Bank:

            (a) as soon as available to each Credit Party and its Subsidiaries, but in any event within 90 days after the end of each of fiscal year, the consolidated and consolidating balance sheet of each Credit Party and its Subsidiaries as of the end of, and the related consolidated and consolidating statement of income, changes in stockholders' equity and cash flow for, such year, audited and certified by PriceWaterhouseCoopers (or other independent nationally recognized certified public accountants reasonably acceptable to the
Bank) in the case of such consolidated statements, and certified by an Authorized Officer in the case of such consolidating statements; and, concurrently with such financial statements, a copy of said certified public accountants' management report and a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default or Event of Default or, if in the opinion of such accountants any such Default or Event of Default exists, they shall disclose in such written statement the nature and status thereof;

            (b) as soon as available to the Borrower, but in any event within 45 days after the end of each fiscal quarter, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of, and the related consolidated and consolidating statements of income for, the period then ended, certified by an Authorized Officer but subject, however, to normal, recurring year-end adjustments;

            (c) as soon as available to the Borrower, but in any event concurrently with the delivery of each financial statement of the Borrower pursuant to subsection 5.1.(a), a copy of each so-called management letter submitted to the Borrower or any of its Subsidiaries by independent certified public accountants in connection with each annual audit of the books of the Borrower and its Subsidiaries by such accountants or in connection with any interim audit thereof pertaining to any phase of the business of the Borrower or any such Subsidiary;

            (d) concurrently with the delivery of each financial statement of the Borrower pursuant to subsections 5.1.(a) and 5.1.(b) and at any time reasonably requested by the Bank, a completed compliance certificate substantially in the form of Exhibit C hereto signed on behalf of the Borrower by an Authorized Officer;

            (e) as soon as available to the Borrower and its Subsidiaries, but in any event within 90 days after the end of each fiscal year, projections for the Borrower and its consolidated Subsidiaries on a consolidating and consolidated basis for the current fiscal year, including projected balance sheets, income statements, cash flow statements and such other statements as the Bank may reasonably request and in form and substance satisfactory to the Bank, all prepared in good faith and based on assumptions which were reasonable when made;

            (f) if and when the Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

            (g) immediately upon becoming aware of the existence of any condition or event that constitutes a Default or Event of Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

            (h) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries of which it has notice, the outcome of which would or might have a materially adverse effect on the assets, business or prospects of the Borrower or the Borrower and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

            (i) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Borrower or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto; and

            (j) promptly after the same become available, (i) copies of all proxy statements and annual, quarterly and interim reports (excluding reports in respect of the beneficial ownership of officers, directors and certain other shareholders on Forms 3, 4 and 5 promulgated under the Securities Exchange Act of 1934, as amended) as the Borrower shall send to shareholders or as the Borrower may file with the Securities and Exchange Commission or any governmental authority at any time having jurisdiction over the Borrower and
(ii) with respect to Biosphere, copies of all annual reports as Biosphere shall send to shareholders; and

            (k) from time to time, such other financial data and information about the Borrower or its Subsidiaries including, without limitation, a current aging of Accounts, as the Bank may reasonably request.

      5.2 Conduct of Business. Each of the Borrower and its Subsidiaries shall:

            (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including, without limitation, the Food, Drug and Cosmetic Act, and all regulations promulgated by the FDA, all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

            (b) maintain its corporate existence; and

            (c) with respect to the Borrower, maintain its business in developing and commercializing improved chemical entities and related products and services and transacting related business; and with respect to Biosphere, maintain its business in developing and commercializing its business related to intracorporeal and "on-line" extracorporeal therapies.

      5.3 Maintenance and Insurance. Each of the Credit Parties and their Subsidiaries shall maintain and keep its properties in good repair, working order and condition, and from time to time make all needful improvements thereto so that its business may be properly and advantageously conducted at all times. The Credit Parties will maintain or cause to be maintained on all insurable properties now or hereafter owned by the Credit Parties insurance against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses and will maintain or cause to be maintained, products liability, public liability and workmen's compensation insurance insuring the Credit Parties to the extent customary with respect to companies conducting similar businesses and, upon request, will furnish to the Bank satisfactory evidence of the same.

      5.4 Taxes. The Credit Parties shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or any Subsidiary of a Credit Party or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

      5.5 Inspection by the Bank. Each Credit Party shall permit the Bank or its designees, at any reasonable time, and upon reasonable notice (or if a Default or Event of Default shall have occurred and is continuing, at any time and without prior notice), to (i) visit and inspect the properties of each Credit Party and its Subsidiaries, (ii) examine and make copies of and take abstracts from the books and records of each Credit Party and its Subsidiaries and (iii) discuss the affairs, finances and accounts of each Credit Party and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information the Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to Section 5 except that disclosure of such information may be made (i) to the subsidiaries or affiliates of the Bank in connection with their present or prospective business relations with any Credit Party and its Subsidiaries if such subsidiaries agree in advance to be bound by the same confidentiality provisions of the Bank as set forth in this Section 5.5, (ii) to prospective transferees or purchasers of an interest in the Revolving Loans if they agree in advance to be bound by the same confidentiality obligations of the Bank as set forth in this

Section 5.5, (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Bank.

      5.6 Maintenance of Books and Records. Each Credit Party and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP consistently applied and applicable law.

      5.7 Maintenance of Accounts. The Credit Parties and each of their U.S. Subsidiaries will maintain its principal depository and operating accounts with the Bank at all times (except for Versicor which may maintain its principal depository and operating accounts in California so long as its principal place of business is located in California) and shall maintain in such accounts sufficient funds to make all principal and interest payments when due.

      5.8 [Reserved].

      5.9 Minimum Liquidity Ratio. At the end of each fiscal quarter, the Cash Equivalent Amount of the Borrower shall be equal to or greater than 150% of its Total Liabilities.

      5.10 Minimum Tangible Capital Base. The Borrower shall maintain at all times a Tangible Capital Base of not less than $50,000,000.

      5.11 Minimum Cash or Equivalents/Fixed Charge Coverage Ratio. The Borrower shall maintain at all times (a) a Cash Equivalent Amount of not less than $50,000,000 or (b) a Fixed Charge Coverage Ratio of not less than 1.50 to 1.00.

      5.12 Further Assurances. At any time and from time to time the Credit Parties shall, and shall cause each of their Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Bank to effect the purposes of this Agreement and the Note.

                                    SECTION 6

                               NEGATIVE COVENANTS

      So long as the Bank has any commitment to lend hereunder, issue Letters of Credit or any Revolving Loan or other Obligation hereunder remains outstanding, the Borrower covenants as follows:

      6.1 Indebtedness. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than the following:

            (a) Indebtedness of the Borrower or any of its Subsidiaries (including Biosphere) to the Bank or any of its Affiliates;

            (b) Indebtedness existing as of the date hereof and disclosed in
Schedule 6.1 hereto and Guaranties disclosed on Schedule 6.2 hereto and any refinancing of such Indebtedness in amounts not exceeding the principal amount thereof and on terms (including without limitation any subordination terms applicable thereto) which are substantially the same as the terms of the refinanced Indebtedness;

            (c) Indebtedness of the Borrower to or from its Subsidiaries in the aggregate principal amount outstanding at any time not in excess of $20,000,000; provided that no Default shall exist and be continuing or caused thereby at the time of incurrence of such Indebtedness;

            (d) Indebtedness secured by Permitted Encumbrances under Section 6.2(c);

            (e) Indebtedness not in excess of 4,891,000 Canadian Dollars in respect of Sepracor Canada Limited's obligation with respect to the Canadian Indebtedness and the Borrower's guaranty of the Canadian Indebtedness and any refinancing of such Indebtedness in amounts not exceeding the principal amount thereof and on terms which are substantially the same terms as the terms of the refinanced indebtedness;

            (f) Indebtedness in respect of Capital Leases and purchase money financing for tangible property used in the Borrower's business in the aggregate principal amount outstanding at any time not in excess of $15,000,000 less, with respect to Biosphere, any indebtedness in respect of Capital Leases and purchase money financing for tangible property used in their businesses; and

      6.2 Contingent Liabilities. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume or remain liable with respect to any Guaranties other than the following:

            (a) Guaranties in favor of the Bank or any of its Affiliates; and

            (b) Guaranties disclosed in Schedule 6.2 hereto or in the financial statements referred to in Section 4.6.

      6.3 Sale and Leaseback. Neither the Borrower nor any of its Subsidiaries shall enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Borrower or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

      6.4 Encumbrances. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):

            (a) Encumbrances in favor of the Bank or any of its Affiliates;

            (b) Encumbrances existing as of the date hereof and disclosed in
Schedule 6.4 hereto and securing any refinancing of Indebtedness provided that such refinancing is permitted pursuant to Section 6.1(b);

            (c) Encumbrances for purchase money obligations or Capital Leases permitted pursuant to Section 6.1(d); provided that such Encumbrances shall not attach to property and assets of the Borrower or any Subsidiary not purchased with the proceeds of such purchase money obligations;

            (d) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4; and

            (e) landlords' and lessors' liens in respect of rent not in default or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

      6.5 Lines of Business. Neither the Borrower nor any Subsidiary will engage in any line of business if as a result thereof the business of the Borrower and its Subsidiaries taken as a whole would be materially different from what it was on the date hereof.

      6.6 Merger; Consolidation; Sale or Lease of Assets. Neither the Borrower nor any of its Subsidiaries shall, without the prior written consent of the Bank, sell, lease or otherwise dispose of assets or properties, other than sales or leases of inventory in the ordinary course of business; or liquidate, merge or consolidate into or with any other Person or entity, provided that any Subsidiary of a Credit Party may merge or consolidate into or with (i) the Borrower if no Default or Event of Default has occurred and is continuing or would result from such merger and if the Borrower is the surviving company or
(ii) any other wholly-owned Subsidiary of the Borrower.

      Notwithstanding the foregoing provisions of this section, the Borrower or any Subsidiary may acquire (whether by way of purchase of assets or stock, by merger or consolidation or otherwise) all or substantially all of the assets located in or capital stock of any Person engaged primarily in the same line of business as the Borrower or any Subsidiaries; provided that (a) no Default shall exist at the time of such acquisition or shall be caused thereby in the foreseeable future and (b) after giving effect to such acquisition the Borrower shall be in compliance with all the provisions of Sections 5.9 through 5.11 and the Borrower shall have delivered to the Bank a Compliance Certificate demonstrating such compliance on a pro forma basis.

      Notwithstanding any provision of this Agreement to the contrary, the Credit Parties may license and exploit any rights to their intellectual property, including, without limitation, all patents, patent applications, trademarks, service marks, and tradenames, in arms-length transactions for fair market value, without the consent of the Bank.

      6.7 Additional Stock Issuance. The Borrower shall not permit any of its Subsidiaries to issue any additional shares of such Subsidiary's capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Borrower; provided, that such Subsidiaries may issue additional shares of its capital stock if after any such issuance the Borrower or such Subsidiary has 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity or the Borrower or such Subsidiary has, at least, a 50% ownership interest.

      6.8 Restricted Payments. Neither the Borrower nor its Subsidiaries will directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefore if at the time of such proposed action or immediately after giving effect thereto, any condition or event shall exist which constitutes a Default or an Event of Default and unless such Restricted Payment is expressly permitted by this Section 6.8; provided that nothing herein shall be deemed to prohibit the making of any dividend or distribution by any Subsidiary to a Credit Party.

      Subject to the foregoing, the Borrower may (a) make any scheduled payment of principal or interest on Subordinated Notes issued and outstanding on the date of this Agreement in accordance with the subordination provisions for such subordinated notes, (b) make payments under any Corporate Services Agreement,
(c) make distributions of shares of its capital stock as stock splits or stock dividends, and (d) make any other Restricted Payment in addition to those referred to in the previous clause; provided, that in the last event the Borrower shall have received the prior written consent of the Bank to such proposed Restricted Payment.

      The amount involved in any Restricted Payment declared, ordered, paid, made or set apart in property shall be deemed to be the greater of the fair market value thereof at the time of such distribution or payment (or the date of such transaction, as the case may be), as determined in good faith by the Borrower, or the net book value thereof on the books of the Borrower as at such time.

      6.9 Transactions with Affiliates. Except for the Borrower's Subsidiaries on the date hereof so long as they remain Subsidiaries of the Borrower, the Credit Parties will not, and will not permit any Corporate Affiliate to, directly or indirectly, enter into any lease or other transaction with any shareholder or with any Affiliate of the Borrower or such shareholder, on terms that are less favorable to the Borrower or such Subsidiary than those which might be obtained at the time from Persons who are not a shareholder or an Affiliate. Notwithstanding the preceding sentence, the Borrower may (1) sublease its facilities to Biosphere, Versicor and Hemasure; (2) enter into and perform the Corporate Services Agreements, the Technology Transfer Agreements and the Cross License Agreement, (3) enter into an amended and restated cross license agreement replacing the Cross License Agreement if such amended and restated agreement is in form and substance acceptable to the Bank and its counsel and
(4) engage in transactions expressly permitted by Sections 6.1, 6.6 and 6.7.

      6.10 Investments. Neither the Credit Parties nor any of their Subsidiaries shall make or maintain any Investments other than (i) existing and additional Investments in Subsidiaries on the date hereof so long as they remain Subsidiaries of Sepracor, (ii) Qualified Investments and (iii) acquisitions permitted under Section 6.6 and (iv) Investments consisting of foreign deposit accounts used for ordinary course working capital purposes of the Credit Parties or their Subsidiaries; provided, that the aggregate balance of foreign deposit accounts of the Borrower and its Subsidiaries shall not at any time exceed $10,000,000.

      6.11 ERISA. Neither the Credit Parties nor any member of the Controlled Group shall permit any Plan maintained by it to (i) engage in any "prohibited transaction" (as defined in Section 4975 of the Code, (ii) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (iii) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Credit Parties or any of their Subsidiaries pursuant to Section 4068 of ERISA.

      6.12 Observance of Subordination Provisions, etc. The Credit Parties will not make, or cause or permit to be made, any payments in respect of any Subordinated Indebtedness in contravention of the subordination and other payment provisions contained in the evidence of such Subordinated Indebtedness or in contravention of any written agreement pertaining thereto, nor will the Credit Parties (a) amend, modify or change in any manner any of such subordination or other payment provisions without the prior written consent of the Bank or (b) amend, modify or change in any manner adverse to the interests of the Bank any of the other provisions set forth in the agreements under which such Subordinated Indebtedness is outstanding or contained in the evidence of such Subordinated or other Indebtedness.

      6.13 Restrictive Agreements. No Credit Party will directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Credit Party to create, incur or permit to exist any Lien upon any of its property or assets; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iii) the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                                    SECTION 7

                                    DEFAULTS

      7.1 Events of Default. There shall be an Event of Default hereunder if any of the following events occurs:

            (a) the Credit Parties shall fail to pay when due (i) any amount of principal of any Revolving Loans, or (ii) any amount of interest thereon; or

            (b) the Credit Parties shall fail to pay within three (3) days after receipt of notice from the Bank any fees or expenses payable hereunder or under any Note; or

            (c) the Credit Parties shall fail to perform any term, covenant or agreement contained in Sections 5 (except Section 5.3) or 6; or

            (d) the Credit Parties shall fail to perform any term, covenant or agreement (other than those referred to above in this Section 7.1) contained in this Agreement and such default shall continue for twenty (20) days; or

            (e) any representation or warranty of any Credit Party made in this Agreement or in the Notes, or any Credit Parties in any other documents or agreements executed in connection with the transactions contemplated by this Agreement or in any certificate delivered hereunder shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

            (f) the failure to pay at maturity, or within any applicable period of grace, any obligations of the Borrower in excess of One Million Dollars ($1,000,000) in the aggregate for borrowed monies or advances, or for the use of real or personal property, or fail to observe or perform any term, covenant or agreement evidencing or securing such obligations, the result of which failure is to permit the holder or holders of such indebtedness to cause such indebtedness to become due prior to its stated maturity upon delivery of required notice, if any; or

            (g) the Borrower shall default in any payment due on any Indebtedness in respect of borrowed money, any Capital Lease or the deferred purchase price of property with an outstanding principal amount in excess of One Million Dollars ($1,000,000) and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto; or

            (h) the Borrower or any Subsidiary of the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding, as debtor, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

            (i) a proceeding or case shall be commenced, without the application or consent of the Borrower or any Subsidiary of the Borrower in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or any Subsidiary of the Borrower; or action under the laws of the jurisdiction of incorporation or organization of the Borrower or any Subsidiary of the Borrower similar to any of the foregoing shall be taken with respect to the Borrower or any Subsidiary of the Borrower and shall continue unstayed and in effect for any period of 60 days; or

            (j) a judgment or order for the payment of money shall be entered against the Borrower by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower, that in the aggregate exceeds One Million Dollars ($1,000,000) in value and such judgment, order, warrant or process shall continue undischarged or unstayed for 45 days; or

            (k) the Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of One Hundred Thousand Dollars ($100,000) that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

            (l) any Person or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934, as amended) shall beneficially own or control in excess of 50% of the issued and outstanding shares of the capital stock of the Borrower having ordinary voting power to elect a majority of the board of directors of the Borrower; or

            (m) the termination, expiration or non-renewal of any license or other Material Agreement which termination, expiration or non-renewal has a material adverse effect on the existing business or prospects of the Borrower.

      7.2 Remedies. Upon the occurrence of an Event of Default described in Sections 7.1.(h) and 7.1.(i), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Bank's option and upon the Bank's declaration:

            (a) the Bank's commitment to make any further Revolving Loans hereunder or to issue Letters of Credit, generally, shall terminate;

            (b) the unpaid principal amount of the Revolving Loans together with accrued interest and all other Obligations hereunder shall become immediately due and payable, including the unpaid principal amount of any Revolving Loan subject to an exercised LIBOR Option together with accrued interest thereon and the related LIBOR Premium in the same manner as though the Credit Parties had exercised their right to prepayment pursuant to Section

2.7 of this Agreement, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

            (c) the Bank may exercise any and all rights it has under this Agreement, the Notes or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the Bank's rights by any action at law, in equity or other appropriate proceeding.

            (d) Upon the occurrence of any Event of Default and at any time thereafter (unless such Event of Default shall theretofore have been remedied), at the Bank's option: (i) the Bank shall thereupon be relieved of all of its obligations to make any Revolving Loans hereunder; (ii) the unpaid principal amount of the Notes together with accrued interest thereon and all other Obligations shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and (iii) the Bank may exercise any and all rights it has under this Agreement, the Notes, or any other documents or agreements executed in connection with the transactions contemplated by this Agreement (the "Loan Documents"), or by law or equity, and proceed to protect and enforce the Bank's rights by any action at law, suit in equity or other appropriate proceeding, whether for specific performance or for an injunction against a violation of any covenant contained herein or in any Loan Document or in aid of the exercise of any power granted hereby or thereby or by law.

                                    SECTION 8

                                  MISCELLANEOUS

      8.1 Notices. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, or three (3) days after being properly deposited in the mails certified, return receipt requested, or when sent by electronic facsimile transmission, or when delivered to the telegraph company or overnight courier, the next business day following addressed to such party at its address indicated below:

      If to the Credit Parties, at

            Sepracor Inc.
            111 Locke Drive
            Marlborough, Massachusetts 01752
            Attention: Robert F. Scumaci
            Senior Vice President Finance and Administration
            Tel. No.: 508-481-6700
            Fax No.: 508-357-7494

      If to the Bank, at

            Fleet National Bank
            100 Federal Street
            Boston, Massachusetts 02110

            Attention: Kimberly A. Martone
            Senior Vice President
            Tel. No.: 617-434-5316
            Fax No.: 617-434-2473

or at any other address specified by such party in writing.

      8.2 Expenses. The Credit Parties will pay on demand all expenses of the Bank in connection with the preparation, waiver or amendment of this Agreement, the Notes, or other documents executed in connection therewith, or the administration, default or collection of the Revolving Loans or other Obligations or in connection with the Bank's exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, reasonable fees and disbursements of outside legal counsel or accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the Obligations and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder for Revolving Loans not subject to a LIBOR Option (including any default rate).

      8.3 Set-Off. Regardless of other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Bank or any of its branch offices to the Credit Parties may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Credit Parties or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Bank against any and all Obligations of the Credit Parties to the Bank or any of its affiliates in such manner as the head office of the Bank or any of its branch offices in their sole discretion may determine, and the Credit Parties each hereby grant the Bank a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

      8.4 Term of Agreement. This Agreement shall continue in force and effect so long as the Bank has any commitment to make Revolving Loans hereunder or any Revolving Loan or any Obligation hereunder shall be outstanding.

      8.5 No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the Notes provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

      8.6 Governing Law; Jurisdiction. This Agreement and the Notes shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of Massachusetts (without giving effect to any conflicts of laws provisions contained therein). The Credit Parties, to the extent that they may lawfully do so, hereby consent to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. The Credit Parties further agree that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in Section 8.1 of this Agreement or as otherwise provided under the laws of the Commonwealth of Massachusetts.

      8.7 Amendments. Neither this Agreement nor the Notes nor any provision of this Agreement or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Bank and, in the case of amendments, by the Credit Parties.

      8.8 Binding Effect of Agreement; Assignments; Participations.

            (a) This Agreement shall be binding upon and inure to the benefit of the Credit Parties and the Bank and their respective successors and assigns; provided that the Credit Parties may not assign or transfer their rights or obligations hereunder.

            (b) Assignments by the Bank. From and after the date hereof, the Bank may at any time assign all, or a proportionate part of all, of its rights, interests and duties with respect to the Revolving Commitment Amount and the Notes (1) to any one or more of its Affiliates without the consent or approval of the Credit Parties or (2) to one or more banks or other financial institutions with the consent of the Credit Parties which consent shall not be unreasonably withheld (each assignee under clauses (1) and (2), an "Assignee"), in each case on such terms, as between the Bank and each of its Assignees, as the Bank may think fit, and such Assignee shall assume such rights, interests and duties pursuant to an instrument executed by such Assignee and the Bank, and for this purpose the Bank may make available to each of its potential Assignees such information relating to the Credit Parties, this Agreement and the transactions contemplated hereby as the Bank may think necessary or desirable, which information shall be held by each potential Assignee strictly in confidence. Upon execution and delivery of such an instrument and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights, interests and duties of a Bank with a Revolving Commitment Amount and Revolving Loan as set forth in such instrument of assumption, and the Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph
(b), the Bank and the Credit Parties shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the Assignee.

            (c) Participations by the Bank. From and after the date hereof, the Bank shall be at liberty to offer the participations in the Revolving Commitment Amount and the Notes to one or more banks or other financial institutions on such terms as the Bank may think fit, and for this purpose the Bank may make available to each of its potential participants such information relating to the Credit Parties, this Agreement and the transactions contemplated hereby as the Bank may think necessary or desirable, which information shall be held by each potential participant strictly in confidence; provided, that the Bank shall not offer any participations to foreign banks or financial institutions without the prior written consent of the Credit Parties;

provided further, that the Bank shall retain the sole right to consent to amendments to, or waivers of, the provisions of this Agreement and the Notes and the sole right and responsibility to enforce the obligations of the Credit Parties hereunder and under the Notes; provided further, that the Bank may agree with each of its participants that the Bank will not agree, without the consent of the participant, to any amendment or waiver of any provision of this Agreement which would increase or otherwise change such Revolving Commitment Amount or reduce the principal of or rate of interest on the Revolving Loans subject to such participation, or postpone the date fixed for any payment of principal or of interest on any Revolving Loans.

      8.9 Currency Conversion. If, for the purpose of obtaining or enforcing judgment in any court or for any other purpose hereunder it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency") the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Bank could purchase, in the United States money market or the United States foreign exchange market (the "Money Markets"), as the case may be, the Original Currency with the Second Currency on the Business Day on which judgment is given or the amount is due. The Borrower agrees that its obligations in respect of any amounts due from it to the Bank, in the Original Currency hereunder shall, notwithstanding any judgment expressed or payment made in the Second Currency, be discharged only to the extent that on the Business Day following receipt of any sums so paid or adjudged to be due hereunder in the Second Currency, the Bank may, in accordance with normal banking procedure purchase, in the appropriate Money Market, the Original Currency with the amount of the Second Currency so paid or so adjudged to be due; and if the amount of the Original Currency so purchased is less than the amount originally due in the Original Currency, the Borrower agrees as a separate obligation, and notwithstanding any such payment or judgment to indemnify the Bank.

      8.10 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

      8.11 Partial Invalidity. The invalidity or unenforceability of any one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining portions of it.

      8.12 Captions. The captions and headings of the various sections and subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

      8.13 WAIVER OF JURY TRIAL. THE BANK AND THE CREDIT PARTIES AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE CREDIT PARTIES, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE CREDIT

PARTIES HAVE AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

      8.14 Entire Agreement. This Agreement, the Notes and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior agreement or understanding, written or oral, with respect to the matters contained herein and therein.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                   SEPRACOR INC.


                                   By: /s/ Robert F. Scumaci
                                       ---------------------------------------
                                       Name: Robert F. Scumaci
                                       Title: Senior Vice President Finance and
                                       Administration


                                   BIOSPHERE MEDICAL, INC.


                                   By: /s/ Robert M. Palladino
                                       --------------------------------------
                                       Name: Robert M. Palladino
                                       Title: Vice President and Chief Financial
                                       Officer


                                   FLEET NATIONAL BANK


                                   By: /s/ Kimberly A. Martone
                                       ---------------------------------------
                                       Name: Kimberly A. Martone
                                       Title: Senior Vice President

                                                                     EXHIBIT A-1

                                     FORM OF

                                  SEPRACOR INC.
                                 PROMISSORY NOTE


                                                               December 22, 1999
$25,000,000                                                Boston, Massachusetts


      For value received, the undersigned hereby promises to pay to FLEET NATIONAL BANK (the "Bank"), or order, at the head office of the Bank at One Federal Street, Boston, Massachusetts 02110, the principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000) or such lesser amount as shall equal the principal amount outstanding hereunder on December 31, 2001 or such earlier date as provided in the Agreement (as defined below) in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Agreement.

      Upon the occurrence and during the continuance of an Event of Default, interest on the unpaid principal amount hereof and (to the extent permitted by law) on unpaid interest shall thereafter be payable on demand at a rate per annum equal to two percent (2%) above the interest rate otherwise in effect with respect to such Revolving Loans. Upon the cure of an Event of Default and the payment of interest at the default rate through the date of such cure, the interest rate shall revert to that provided for in the Agreement.

      If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the undersigned shall pay to the Bank a late fee equal to three percent (3%) of the required payment. Nothing in the preceding sentence shall affect the Bank's rights to exercise any of its rights and remedies provided in the Agreement (as defined below) if an Event of Default (as defined in the Agreement) has occurred.

      This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Second Amended and Restated Revolving Credit Agreement dated as of December 22, 1999, by and among the undersigned, Biosphere Medical, Inc. and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided.

      In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

      The undersigned may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement, and this
Note is subject to mandatory prepayment in certain circumstances, which repayment shall in certain cases require the payment of a premium and in certain cases not require the payment of a premium.

      The undersigned makers hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

      This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


                                    SEPRACOR INC.


                                    By:_______________________________________
                                       Name: Robert F. Scumaci
                                       Title: Senior Vice President Finance and
                                       Administration

                          SCHEDULE I TO PROMISSORY NOTE


                    AMOUNT OF     INTEREST       AMOUNT          NOTATION
      DATE       REVOLVING LOAN     RATE          PAID           MADE BY

                                                                     EXHIBIT A-2

                                     FORM OF

                             BIOSPHERE MEDICAL, INC.
                                 PROMISSORY NOTE


                                                               December 22, 1999
$2,000,000                                                 Boston, Massachusetts


      For value received, the undersigned hereby promises to pay to FLEET NATIONAL BANK (the "Bank"), or order, at the head office of the Bank at One Federal Street, Boston, Massachusetts 02110, the principal amount of TWO MILLION DOLLARS ($2,000,000) or such lesser amount as shall equal the principal amount outstanding hereunder on December 31, 2001 or such earlier date as provided in the Agreement (as defined below) in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Agreement.

      Upon the occurrence and during the continuance of an Event of Default, interest on the unpaid principal amount hereof and (to the extent permitted by law) on unpaid interest shall thereafter be payable on demand at a rate per annum equal to two percent (2%) above the interest rate otherwise in effect with respect to such Revolving Loans. Upon the cure of an Event of Default and the payment of interest at the default rate through the date of such cure, the interest rate shall revert to that provided for in the Agreement.

      If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the undersigned shall pay to the Bank a late fee equal to three percent (3%) of the required payment. Nothing in the preceding sentence shall affect the Bank's rights to exercise any of its rights and remedies provided in the Agreement (as defined below) if an Event of Default (as defined in the Agreement) has occurred.

      This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Second Amended and Restated Revolving Credit Agreement dated as of December 22, 1999, by and among Sepracor, the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided.

      In case an Event of Default (as defined in the Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Agreement.

      The undersigned may at its option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Agreement, and this
Note is subject to mandatory prepayment in certain circumstances, which repayment shall in certain cases require the payment of a premium and in certain cases not require the payment of a premium.

      The undersigned makers hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

      This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


                                    BIOSPHERE MEDICAL, INC.


                                    By:_______________________________________
                                       Name: Robert M. Palladino
                                       Title: Vice President and Chief Financial
                                       Officer

                          SCHEDULE I TO PROMISSORY NOTE


                    AMOUNT OF     INTEREST       AMOUNT        NOTATION
      DATE       REVOLVING LOAN     RATE          PAID         MADE BY

                                                                       EXHIBIT B


                             COMPLIANCE CERTIFICATE


Fleet National Bank
100 Federal Street
Boston, Massachusetts  02110

Attention:  Kimberly A. Martone
            Senior Vice President

Re: Sepracor Inc. Obligations under Second Amended and Restated Revolving Credit Agreement dated as of December 22, 1999

Ladies and Gentlemen:

      As required by Section 5.1(c) of the Second Amended and Restated Revolving Credit Agreement dated as of December 22, 1999 (the "Credit Agreement") by and among Sepracor Inc. and Biosphere Medical, Inc. (collectively, the "Credit Parties") and Fleet National Bank (the "Bank"), a review of the activities of the Borrower for the fiscal year and/or fiscal quarter ending ___________, _____ (the "Fiscal Period") has been made under my supervision to determine whether the Credit Parties have performed and/or maintained all of their respective obligations under the Credit Agreement. Based upon such review, I hereby certify to you, as an Authorized Officer of the Borrower, that the Credit Parties have performed and maintained all such obligations under the Credit Agreement, the Notes and the Loan Documents for the Fiscal Period and, to the best of my knowledge, no event has occurred that constitutes a Default or an Even of Default as defined in the Credit Agreement. Other capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

      As required by Section [5.1(a)][5.1(b)] of the Credit Agreement financial statements of the Credit Parties (the "Financial Statements") for the Fiscal Period and other information required by such sections accompany this certificate. The Financial Statements present fairly the financial position of the Credit Parties as of the date thereof and the statements of operation of the Credit Parties for the Fiscal Period covered thereby.

      I further certify to you, as an Authorized Officer of the Borrower, that the figures set forth below accurately represent amounts required to be calculated under the various provisions or covenants of the Credit Agreement indicated, each as of the last day of the Fiscal Period unless otherwise indicated.


Dated:________________________      __________________________________________
                                    Title:

--------------------------------------------------------------------------------
I.    Section 5.9 - Minimum Liquidity Ratio
--------------------------------------------------------------------------------
      A.    Total Liabilities
--------------------------------------------------------------------------------
            (1) Total Liabilities                       $
--------------------------------------------------------------------------------
B.    Minimum Cash or Equivalents
--------------------------------------------------------------------------------
      Qualified Investments held in the U.S.
--------------------------------------------------------------------------------
            (2) Obligations of the United States of
                America held in the U.S.                $
--------------------------------------------------------------------------------
            (3) Certificates of deposit, other deposit
                instruments, bank accounts held in
                the U.S.                                $
--------------------------------------------------------------------------------
            (4) Commercial Paper held in the U.S.
                (see definition of Qualified
                Investments)                            $
--------------------------------------------------------------------------------
            (5) Mutual/closed end funds that invest
                only in investments set forth in
                clauses (2) through (4)                 $
--------------------------------------------------------------------------------
            (6) Repurchase agreements secured by
                any one or more of the foregoing
                held in the U.S.                        $
--------------------------------------------------------------------------------
            (7) Qualified Investments: (sum of 2
                through 6)                              $
--------------------------------------------------------------------------------
      Net Outstanding Amount of Base Accounts
--------------------------------------------------------------------------------
            (8) Base Accounts                           $
--------------------------------------------------------------------------------
            (9) Ineligible as of ________________(1)
--------------------------------------------------------------------------------
                (i)   over 60 days from invoice date    $
--------------------------------------------------------------------------------
                (ii)  Accounts outside of US            $
--------------------------------------------------------------------------------

----------
(1)   Ineligible calculated monthly

--------------------------------------------------------------------------------
                (iii) Accounts due from Affiliates      $
--------------------------------------------------------------------------------
                (iv)  Prepayments                       $
--------------------------------------------------------------------------------
                (v)   Uninvoiced Accounts               $
--------------------------------------------------------------------------------
                (vi)  Joint venture accounts            $
--------------------------------------------------------------------------------
            (10) Ineligible Accounts (sum of 16(i)
                 through (v))                           $
--------------------------------------------------------------------------------
            (11) Contra Account offsets                 $
--------------------------------------------------------------------------------
            (12) Net Outstanding Amount of Base
                 Accounts (8 - 10 - 11)                 $
--------------------------------------------------------------------------------
            (13) Cash Equivalent Amount
--------------------------------------------------------------------------------
            (14) Unencumbered Cash held in the
                 United States                          $
--------------------------------------------------------------------------------
            (15) Qualified Investments (from (14))      $
--------------------------------------------------------------------------------
            (16) Net Outstanding Amount of Base
                 Accounts (from (19))                   $
--------------------------------------------------------------------------------
            (17) Actual Cash Equivalent Amount (13
                 + 14 + 15)                             $
--------------------------------------------------------------------------------
      C.    Liquidity Ratio
--------------------------------------------------------------------------------
            (14) Actual Liability Ratio (13/1)                                 %
--------------------------------------------------------------------------------
      Required Minimum Liquidity Ratio:                                     150%
--------------------------------------------------------------------------------
II.   Section 5.10 - Minimum Tangible Capital Base
--------------------------------------------------------------------------------
            (1) Stockholders' equity                    $
--------------------------------------------------------------------------------
            (2) Subordinated Indebtedness               $
--------------------------------------------------------------------------------
            (3) Goodwill                                $
--------------------------------------------------------------------------------
            (4) Intangible items                        $
--------------------------------------------------------------------------------
            (5) Reserves not already deducted from
                assets                                  $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (6) Write-ups from revaluations             $
--------------------------------------------------------------------------------
            (7) Equity in Subsidiaries or joint
                ventures                                $
--------------------------------------------------------------------------------
            (8) Actual Tangible Capital Base
                (1 + 2) - (sum of 3 through 7)          $
--------------------------------------------------------------------------------
Required Minimum Tangible Capital Base:                 $ 50,000,000
--------------------------------------------------------------------------------
III.  A.    Minimum Cash or Equivalent (from I.B)       $
--------------------------------------------------------------------------------
            Required Minimum Cash Equivalent            $ 50,000,000
--------------------------------------------------------------------------------
      B.    Fixed Change Coverage Ratio
--------------------------------------------------------------------------------
            EBITDA
--------------------------------------------------------------------------------
            (1)   Operating Income                      $
--------------------------------------------------------------------------------
            (2)   Add Backs
--------------------------------------------------------------------------------
                  (i)   Taxes                           $
--------------------------------------------------------------------------------
                  (ii)  Interest Expense                $
--------------------------------------------------------------------------------
                  (iii) Depreciation/Amortization       $
--------------------------------------------------------------------------------
                  (iv)  Non-Cash Income                 $
--------------------------------------------------------------------------------
                  (v)   Losses from Equity in
                        Affiliates                      $
--------------------------------------------------------------------------------
                  (vi)  Extraordinary and Unusual
                        Losses                          $
--------------------------------------------------------------------------------
                  (vii) Total                           $
--------------------------------------------------------------------------------
            (3)   Exclusions                            $
--------------------------------------------------------------------------------
                  (i)   Income from Equity in
                        Affiliates                      $
--------------------------------------------------------------------------------
                  (ii)  Extraordinary and Unusual
                        Gains                           $
--------------------------------------------------------------------------------
                  (iii) Proceeds of Insurance and
                        asset sales                     $
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (iv)  Total
--------------------------------------------------------------------------------
            (4)   EBITDA ((1) + (2) - (3))              $
--------------------------------------------------------------------------------
                  Fixed Charges
--------------------------------------------------------------------------------
                  (i)   Interest Expense                $
--------------------------------------------------------------------------------
                  (ii)  Non-Financed Capital
                        Expenditures                    $
--------------------------------------------------------------------------------
            (5)   Total Fixed Charges ((i) + (ii))      $
--------------------------------------------------------------------------------
            (6)   Actual Fixed Charge Coverage
                  Ratio (4 /5)                            ____:1
--------------------------------------------------------------------------------
            Required Fixed Charge Coverage Ratio          1.5 to 1
--------------------------------------------------------------------------------

Dated:_________________, _____      __________________________________________
                                    Title:

                                                                       EXHIBIT C

                               GUARANTY AGREEMENT

      THIS AGREEMENT, dated as of December __, 1999, by SEPRACOR, INC., a Delaware corporation (the "Guarantor"), to FLEET NATIONAL BANK (the "Secured Party").

                               W I T N E S S E T H

      WHEREAS, Biosphere Medical, Inc., a Delaware corporation (the "Company"), the Guarantor and the Secured Party have entered into a Second Amended and Restated Revolving Credit Agreement dated as of the date hereof (as amended from time to time, the "Credit Agreement") pursuant to which the Secured Party has agreed, subject to the terms and conditions set forth therein, to make certain revolving loans to the Company (collectively, the "Biosphere Loans"), such Biosphere Loans to be evidenced by the Company's Promissory note in the original principal amount of $2,000,000 payable to the order of the Secured Party (as amended or supplemented from time to time, the "Note"); and

      WHERES, the Guarantor owns a majority of the outstanding capital stock of the Company and the making of the Biosphere Loans will therefore be beneficial to the Guarantor; and

      WHEREAS, the obligation of the Secured Party to make the Biosphere Loans is subject to the condition, among others, that the Guarantor shall execute and deliver this Guaranty Agreement;

      NOW, THEREFORE, in consideration of the willingness of the Secured Party to make the Biosphere Loans to the Company, and for other good and valuable consideration, receipt of which is hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

      1. Guaranteed Obligations. The Guarantor does hereby irrevocably and unconditionally guarantee the due and punctual payment and performance by the Company of the following obligations to the Secured Party (individually, a "Guaranteed Obligation" and collectively the "Guaranteed Obligations"):

            (a) Principal of and premium, if any, and interest on the Note; and

            (b) Any and all other obligations of the Company to the Secured Party under the Credit Agreement or under any agreement or instrument relating thereto, all as amended from time to time.

      2. Demand by Secured Party. Upon failure by the Company punctually to pay or perform any Guaranteed Obligation when due, after the expiration of any applicable grace period, the Secured Period may make demand upon the Guarantor for the payment or performance of such Guaranteed Obligation and the Guarantor binds and obliges itself to make such payment or performance forthwith upon such demand.

      3. Waiver of Demands, Notices, Diligence, etc. The Guarantor hereby assents to all of the terms and conditions of the Guaranteed Obligations and waives: (a) demand for the payment of the principal of any Guaranteed Obligation or of any claim for interest or any part of any thereof (other than the demand provided for in Section 2 hereof); (b) notice of the occurrence of a default or an event of default under any Guaranteed Obligation; (c) protest of the nonpayment of the principal of any Guaranteed Obligation or of any claim for interest or any part thereof: (d) notice of presentment, demand and protest; (e) notice of acceptance of any guaranty herein provided for or of the terms and provisions thereof or hereof by the Secured Party; (f) notice of any indulgences or extensions granted to the Company or any successor to the Company or any person or party which shall have assumed the obligations of the Company; (g) any requirement of diligence or promptness on the part of the Secured Party in the enforcement of any of its rights under the provisions of any Guaranteed Obligation or this Guaranty Agreement; (h) any enforcement of any Guaranteed Obligation; (i) any right which the Guarantor might have to require the Secured Party to proceed against any other guarantor of the Guaranteed Obligations or to realize on any collateral security therefor; and (j) any and all notices of every kind and description which may be required to be given by an statute or rule of law in any jurisdiction. The waivers set forth in this Section 3 shall be effective notwithstanding the fact that the Company ceases to exist by reason of its liquidation, merger, consolidation or otherwise.

      4. Obligations of Guarantor Unconditional. The obligations of the Guarantor under this Guaranty Agreement shall be unconditional, irrespective of the validity, regularity or enforceability of any Guaranteed Obligation, and shall not be affected by any action taken under any Guaranteed Obligation in the exercise of any right or remedy therein conferred, or by any failure or omission on the part of the Secured Party to enforce any right given thereunder or hereunder or any remedy conferred thereby or hereby, or by any waiver of any term, covenant, agreement or condition of any Guaranteed Obligation or this Guaranty Agreement, or by any release of any security or any other guaranty at any time existing for the benefit of any Guaranteed Obligation, or by the merger or consolidation of the Company, or by sale, lease or transfer by the Company to any person of any or all of its properties, or by any action of the Secured Party granting indulgence or extension to, or waiving or acquiescing in any default, the Company or any successor to the Company or any person or party which shall have assumed its obligations, or by reason of any disability or other defense of the Company or any successor to the Company, or by any modification, alteration, or by any circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which may or might in any manner or to any extent vary the risk of the Guarantor hereunder, it being the purpose and intent of the Guarantor that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment or performance as herein provided, and then only to the extent of such payment or performance.

      5. Subordination of Claims of Guarantor. Any claims against the Company to which the Guarantor may be or become entitled (including, without limitation, claims by subrogation or otherwise by reason of any payment or performance by the Guarantor in satisfaction and discharge, in whole or in part, of its obligations under this Guaranty Agreement) shall be and hereby are made subject and subordinate to the prior payment or performance in full of the Guaranteed Obligations.

      6. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or the Guarantor or upon the appointment of an intervenor or conservator of, or trustee or similar official for, the Company or the Guarantor or any substantial part of any of their respective properties, or otherwise, all as though said payments had not been made.

      7. Notices. Except as otherwise provided herein, all notices to the Guarantor or the Secured Party shall be in writing and shall be deemed to have been sufficiently given or served for all purposes hereof if personally delivered or mailed by certified mail, return receipt requested, as follows:

      (a)   if to the Guarantor:

            Sepracor Inc.
            111 Locke Drive
            Marlborough, Massachusetts 01752
            Attention:  Robert F. Scumaci
                        Senior Vice President

            with a copy to:

            John D. Sigel, Esquire
            Hale & Dorr
            60 State Street
            Boston, Massachusetts 02109

      (b)   if to the Secured Party:

            Fleet National Bank
            100 Federal Street
            Mail Stop: MA BOS 01-08-06
            Boston, Massachusetts 02110
            Attention:  Kimberly A. Martone
                        Senior Vice President

            with a copy to:

            George Ticknor, Esquire
            Palmer & Dodge LLP
            One Beacon Street
            Boston, Massachusetts 02108

or at such other address as the party to whom such notice or demand is directed may have designated in writing to the other party hereto. A notice shall be deemed to have been given upon the earlier to occur of (i) three (3) days after the date on which it is deposited in the U.S. mails or (ii) receipt by the party to whom such notice is directed.

      8. Miscellaneous. This Guaranty Agreement shall inure to the benefit of and be binding upon the Secured Party and the Guarantor and their respective successors and assigns, and the term "Secured Party" shall be deemed to include any other holder or holders of any of the Guaranteed Obligations. In case any provision in this Guaranty Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Guaranty Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The Guarantor agrees, as principal obligor and not as guarantor, to pay to the Secured Party, all reasonable costs and expenses (including court costs and reasonable attorneys' fees and disbursements) incurred or expended by the Secured Party in connection with the enforcement of this Guaranty Agreement.

      9. Governing Law; Jurisdiction; Waiver of Jury Trial. This Guaranty Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. The Guarantor, to the extent that it may lawfully do so, hereby consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. The Guarantor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address provided in Section 7 of this Guaranty Agreement or as otherwise provided under the law of the Commonwealth of Massachusetts. The Guarantor irrevocably waives all right to a trial by jury in any suit, action or other proceeding instituted by or against it in respect of its obligations hereunder or the transactions contemplated hereby.


      IN WITNESS WHEREOF, the parties have executed this Guaranty Agreement as a sealed instrument as of the date first above written.


                                    SEPRACOR INC.


                                    By ___________________________________
                                         Name: Robert F. Scumaci
                                         Title: Senior Vice President


                                    The foregoing Guaranty Agreement is hereby accepted:

                                    FLEET NATIONAL BANK


                                    By ___________________________________
                                         Name: Kimberly A. Martone
                                         Title: Senior Vice President

                                                 February 14, 2000

Sepracor Inc. (the "Company")
111 Locke Drive
Marlborough, Massachusetts 01752

      Re: $400,000,000 5.00% Convertible Subordinated Debentures due 2007 (including up to an additional $60,000,000 of 5.00% Convertible Subordinated Debentures due 2007 which may be issued at the option of the initial purchaser thereof, the "Debentures") issued pursuant to a certain Indenture dated as of February 11, 2000 (the "Indenture") by and between the Company and The Chase Manhattan bank, as trustee (the "Trustee")

                           AMENDMENT NO. 1 AND CONSENT

Ladies and Gentlemen:

      Reference is made to that certain Second Amended and Restated Revolving Credit and Security Agreement dated as of December 22, 1999 (the "Credit Agreement") among Fleet National Bank (the "Bank"), Sepracor Inc. (the "Company") and BioSphere Medical, Inc. ("BioSphere").

      The Company plans to issue the Debentures on or after February 14, 2000, which Debentures shall be subordinated in right of payment to the amounts payable pursuant to the Credit Agreement and the promissory note issued thereunder and any other Obligations and to the obligations of the Company to the Bank under (a) the Guaranty Agreement dated as of September 15, 1998 with respect to certain loans to Hemasure Inc., (b) the Guaranty Agreement dated as of December 22, 1999 with respect to certain loans to BioSphere (collectively with the Guaranty Agreement described in clause (a), the "Guaranty Agreements"), and (c) the Put Agreement dated as of December 30, 1997 (the "Put Agreement") by and between the Company and the Bank. Without the Bank's waiver pursuant to this Consent and Amendment, Section 6.1 of the Credit Agreement would prohibit the issuance by the Company of the Debentures and Section 6.8 would prohibit the payment of principal or interest on the Debentures.

      The Company hereby covenants to the Bank that true and correct copies of
(i) the Confidential Offering Memorandum describing the issuance of the Debentures and delivered to the purchasers thereof and (ii) the Indenture will be promptly delivered to the Bank in the final and effective form.

      In reliance upon such representations and warranties and the subordination provisions contained in the Indenture, and contingent thereon and upon receipt by the Bank of a copy of this letter executed by the Company:

      (i) the Bank, notwithstanding the provisions of Section 6.1 of the Credit Agreement, the other Loan Documents, the Guaranty Agreements and the Put Agreement, hereby consents to the issuance of the Debentures by the Company; and

      (ii) the Bank and the Company agree that the Credit Agreement is amended as follows:

            (a) the definition of "Subordinated Notes" set forth in Section 1.1 the Credit Agreement is hereby deleted and replaced by the following:

                  Subordinated Notes. The Borrower's (i) $93,048,000 6 1/4%
            Convertible Subordinated Debentures due 2005 issued by the Borrower pursuant to an Indenture dated February 5, 1998 from the Borrower to The Chase Manhattan Bank, (ii) $300,000,000 7.00% Convertible Subordinated Debentures due 2005 issued pursuant to an Indenture dated December 15, 1998 by the Borrower to The Chase Manhattan Bank and (iii) $400,000,000 5.00% Convertible Subordinated Debentures due 2007 issued pursuant to an Indenture dated February 11, 2000 by the Borrower to The Chase Manhattan Bank (plus up to an additional $60,000,000 of such 5.00% Convertible Subordinated Debentures which may be issued at the option of the initial purchaser thereof).

            (b) The second paragraph of Section 6.8 of the Credit Agreement is amended by deleting the following phrase on the second line, "issued and outstanding on the date of this Agreement".

      The Company hereby confirms that: (a) the representations and warranties of the Company contained in Section 4 of the Credit Agreement are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) the Company is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed thereunder; and (c) after giving effect to this Consent and Amendment, no Event of Default specified in Section 8 of the Credit Agreement, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.


      Except as expressly stated herein, this letter (i) does not amend or modify either of the Credit Agreement, any Loan Documents, the Guaranty Agreements or the Put Agreement and (ii) does not constitute a consent to any other actions or the issuance of any Indebtedness except for the Debentures. All provisions of the Credit Agreement (as amended hereby), the Loan Documents, the Guaranty Agreements and the Put Agreement shall remain in full force and effect and, except as expressly stated herein, nothing herein shall constitute a waiver of any such provision.

      Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein.

                                    Sincerely,

                                    FLEET NATIONAL BANK


                                    By: /s/ Thomas W. Davies
                                        --------------------
                                        Name:  Thomas W. Davies
                                        Title:  Senior Vice President

The foregoing is hereby
agreed to an accepted

SEPRACOR, INC.


By:  /s/ Robert F. Scumaci
     ------------------------
     Name:
     Title:


                                       3